Meta Reports Second Quarter 2022 Results
Announces Plans for Chief Financial Officer Transition and Chief Strategy Officer Appointment

MENLO PARK, Calif. – July 27, 2022 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended June 30, 2022.

"It was good to see positive trajectory on our engagement trends this quarter coming from products like Reels and our investments in AI," said Mark Zuckerberg, Meta founder and CEO. "We're putting increased energy and focus around our key company priorities that unlock both near and long term opportunities for Meta and the people and businesses that use our services."

Second Quarter 2022 Financial Highlights

	Three Months Ended June 30,		% Change
In millions, except percentages and per share amounts	2022	2021
Total revenue	$28,822	$29,077	(1)%
Total costs and expenses	20,464	16,710	22%
Income from operations	$8,358	$12,367	(32)%
Operating margin	29%	43%
Provision for income taxes	$1,499	$2,119	(29)%
Effective tax rate	18%	17%
Net income	$6,687	$10,394	(36)%
Diluted earnings per share (EPS)	$2.46	$3.61	(32)%

Second Quarter 2022 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 2.88 billion on average for June 2022, an increase of 4% year-over-year.
•Family monthly active people (MAP) – MAP was 3.65 billion as of June 30, 2022, an increase of 4% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 1.97 billion on average for June 2022, an increase of 3% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.93 billion as of June 30, 2022, an increase of 1% year-over-year.
•Ad impressions and price per ad – In the second quarter of 2022, ad impressions delivered across our Family of Apps increased by 15% year-over-year and the average price per ad decreased by 14% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $7.75 billion for the second quarter of 2022.
•Share repurchases – We repurchased $5.08 billion of our Class A common stock in the second quarter of 2022. As of June 30, 2022, we had $24.32 billion available and authorized for repurchases.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $40.49 billion as of June 30, 2022.
•Headcount – Headcount was 83,553 as of June 30, 2022, an increase of 32% year-over-year.

CFO Outlook Commentary

We expect third quarter 2022 total revenue to be in the range of $26-28.5 billion. This outlook reflects a continuation of the weak advertising demand environment we experienced throughout the second quarter, which we believe is being driven by broader macroeconomic uncertainty. We also anticipate third quarter Reality Labs revenue to be lower than second quarter revenue. Our guidance assumes foreign currency will be an approximately 6% headwind to year-over-year total revenue growth in the third quarter, based on current exchange rates.

In addition, as noted on previous calls, we continue to monitor developments regarding the viability of transatlantic data transfers and their potential impact on our European operations.

We expect 2022 total expenses to be in the range of $85-88 billion, lowered from our prior outlook of $87-92 billion. We have reduced our hiring and overall expense growth plans this year to account for the more challenging operating environment while continuing to direct resources toward our company priorities.

We expect 2022 capital expenditures, including principal payments on finance leases, to be in the range of $30-34 billion, narrowed from our prior range of $29-34 billion.

Absent any changes to U.S. tax law, we expect our full-year 2022 tax rate to be above the second quarter rate and in the high teens.

Chief Financial Officer Transition and Chief Strategy Officer Appointment

Effective November 1, 2022, current Chief Financial Officer David Wehner will take on a new role as Meta's first Chief Strategy Officer, where he will oversee the company's strategy and corporate development. Susan Li, Meta's current Vice President of Finance, will be promoted and serve as Meta's Chief Financial Officer.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck) and Instagram account (instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (402) 977-9140 or +1 (800) 633-8284, conference ID 22019375.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of the ongoing COVID-19 pandemic and geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage our scale and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on April 28, 2022, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. In addition, please note that the date of this press release is July 27, 2022, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and six months ended June 30, 2022 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$28,822	$29,077	$56,729	$55,248
Costs and expenses:
Cost of revenue	5,192	5,399	11,197	10,530
Research and development	8,690	6,096	16,397	11,293
Marketing and sales	3,595	3,259	6,907	6,102
General and administrative	2,987	1,956	5,347	3,578
Total costs and expenses	20,464	16,710	39,848	31,503
Income from operations	8,358	12,367	16,881	23,745
Interest and other income (expense), net	(172)	146	213	271
Income before provision for income taxes	8,186	12,513	17,094	24,016
Provision for income taxes	1,499	2,119	2,942	4,124
Net income	$6,687	$10,394	$14,152	$19,892
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$2.47	$3.67	$5.21	$7.00
Diluted	$2.46	$3.61	$5.19	$6.90
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,704	2,834	2,714	2,841
Diluted	2,713	2,877	2,729	2,881
Share-based compensation expense included in costs and expenses:
Cost of revenue	$213	$163	$373	$281
Research and development	2,606	1,967	4,547	3,376
Marketing and sales	289	239	506	413
General and administrative	243	179	424	309
Total share-based compensation expense	$3,351	$2,548	$5,850	$4,379

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$12,681	$16,601
Marketable securities	27,808	31,397
Accounts receivable, net	11,525	14,039
Prepaid expenses and other current assets	3,973	4,629
Total current assets	55,987	66,666
Non-marketable equity securities	6,536	6,775
Property and equipment, net	67,588	57,809
Operating lease right-of-use assets	14,130	12,155
Intangible assets, net	965	634
Goodwill	20,229	19,197
Other assets	4,344	2,751
Total assets	$169,779	$165,987

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,008	$4,083
Partners payable	982	1,052
Operating lease liabilities, current	1,275	1,127
Accrued expenses and other current liabilities	15,420	14,312
Deferred revenue and deposits	532	561
Total current liabilities	22,217	21,135
Operating lease liabilities, non-current	14,792	12,746
Other liabilities	7,003	7,227
Total liabilities	44,012	41,108
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	59,929	55,811
Accumulated other comprehensive loss	(3,411)	(693)
Retained earnings	69,249	69,761
Total stockholders' equity	125,767	124,879
Total liabilities and stockholders' equity	$169,779	$165,987

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$6,687	$10,394	$14,152	$19,892
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,979	1,985	4,135	3,958
Share-based compensation	3,351	2,548	5,850	4,379
Deferred income taxes	(453)	229	(1,016)	647
Other	189	(21)	(33)	(88)
Changes in assets and liabilities:
Accounts receivable	(522)	(1,366)	2,035	(517)
Prepaid expenses and other current assets	(435)	(1,852)	138	(2,313)
Other assets	(25)	(185)	(132)	(195)
Accounts payable	237	116	(645)	(134)
Partners payable	73	(61)	(33)	(133)
Accrued expenses and other current liabilities	1,180	1,482	1,943	(200)
Deferred revenue and deposits	24	3	(28)	9
Other liabilities	(88)	(26)	(94)	184
Net cash provided by operating activities	12,197	13,246	26,272	25,489
Cash flows from investing activities
Purchases of property and equipment	(7,572)	(4,641)	(13,013)	(8,944)
Proceeds relating to property and equipment	44	29	170	60
Purchases of marketable debt securities	(2,220)	(10,297)	(6,288)	(16,528)
Sales of marketable debt securities	2,648	4,687	7,713	6,337
Maturities of marketable debt securities	511	2,347	913	6,327
Acquisitions of businesses and intangible assets	(363)	(259)	(1,216)	(259)
Other investing activities	(7)	(61)	(17)	(62)
Net cash used in investing activities	(6,959)	(8,195)	(11,738)	(13,069)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,002)	(1,354)	(1,927)	(2,432)
Repurchases of Class A common stock	(5,233)	(7,079)	(14,739)	(11,018)
Principal payments on finance leases	(219)	(123)	(452)	(274)
Net change in overdraft in cash pooling entities	(79)	53	(59)	3
Other financing activities	(30)	(45)	(46)	(13)
Net cash used in financing activities	(6,563)	(8,548)	(17,223)	(13,734)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(550)	117	(698)	(129)
Net decrease in cash, cash equivalents, and restricted cash	(1,875)	(3,380)	(3,387)	(1,443)
Cash, cash equivalents, and restricted cash at beginning of the period	15,353	19,891	16,865	17,954
Cash, cash equivalents, and restricted cash at end of the period	$13,478	$16,511	$13,478	$16,511

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$12,681	$16,186	$12,681	$16,186
Restricted cash, included in prepaid expenses and other current assets	228	201	228	201
Restricted cash, included in other assets	569	124	569	124
Total cash, cash equivalents, and restricted cash	$13,478	$16,511	$13,478	$16,511

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Supplemental cash flow data
Cash paid for income taxes, net	$2,139	$3,387	$2,641	$6,294
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$4,543	$2,249	$4,543	$2,249
Settlement of convertible notes with marketable equity securities	$131	$—	$131	$—
Other current assets through financing arrangement in accrued expenses and other current liabilities	$214	$381	$214	$381
Repurchases of Class A common stock in accrued expenses and other current liabilities	$70	$310	$70	$310

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes augmented and virtual reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations. For comparative purposes, amounts in the prior period have been recast:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Advertising	$28,152	$28,580	$55,150	$54,018
Other revenue	218	192	433	391
Family of Apps	28,370	28,772	55,583	54,409
Reality Labs	452	305	1,146	839
Total revenue	$28,822	$29,077	$56,729	$55,248

Income (loss) from operations:
Family of Apps	$11,164	$14,799	$22,647	$28,004
Reality Labs	(2,806)	(2,432)	(5,766)	(4,259)
Total income from operations	$8,358	$12,367	$16,881	$23,745

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP revenue	$28,822	$29,077	$56,729	$55,248
Foreign exchange effect on 2022 revenue using 2021 rates	1,263		2,156
Revenue excluding foreign exchange effect	$30,085		$58,885
GAAP revenue year-over-year change %	(1)%		3%
Revenue excluding foreign exchange effect year-over-year change %	3%		7%
GAAP advertising revenue	$28,152	$28,580	$55,150	$54,018
Foreign exchange effect on 2022 advertising revenue using 2021 rates	1,255		2,143
Advertising revenue excluding foreign exchange effect	$29,407		$57,293
GAAP advertising revenue year-over-year change %	(1)%		2%
Advertising revenue excluding foreign exchange effect year-over-year change %	3%		6%

Net cash provided by operating activities	$12,197	$13,246	$26,272	$25,489
Purchases of property and equipment, net	(7,528)	(4,612)	(12,843)	(8,884)
Principal payments on finance leases	(219)	(123)	(452)	(274)
Free cash flow	$4,450	$8,511	$12,977	$16,331